Exhibit 10.2

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as amended from time to time, this “Agreement”) is made as of August 31, 2021 (the “Effective Date”), by and among:

TEAL DRONES, INC., a Delaware corporation,

5200 S Highland Dr, Suite 201

Holladay, UT 84117
(“Company”),

and

DECATHLON ALPHA IV, L.P., a Delaware limited partnership,
1441 West Ute Boulevard, Suite 240
Park City, UT 84098
(“Lender”).

BACKGROUND

WHEREAS, Company and Lender entered into that certain Revenue Loan and Security Agreement dated December 24, 2020 (the “RLSA”), by and among Company, Lender, and George Matus, pursuant to which Lender advanced to Company an amount equal to $2,000,000 pursuant to the terms thereof;

WHEREAS, Company entered into that certain Agreement and Plan of Merger dated July 13, 2021, as amended pursuant to the First Amendment to Agreement and Plan of Merger dated August 17, 2021, which was amended and restated pursuant to that certain Amended and Restated Agreement and Plan of Merger dated August 31, 2021 (as amended and restated, the “Merger Agreement”), by and among Red Cat Holdings, Inc., a Nevada corporation (“Red Cat”), Teal Acquisition I Corp., a Delaware corporation (“Merger Sub”), Company, and the other parties named therein, pursuant to which Red Cat agreed to acquire Company by effecting a merger whereby Merger Sub would merge with and into Company in accordance with the Merger Agreement and the Delaware General Corporation Law (the “Merger”), and upon consummation of the Merger, Merger Sub will cease to exist, and Company will become a wholly owned Subsidiary of Red Cat, Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement;

WHEREAS, pursuant to that certain Share Issuance Agreement dated as of August 31, 2021, by and among Company, Lender, and the other parties thereto, Lender agreed to reduce the outstanding Obligations under the RLSA (as defined therein) by $2,000,000 (the “Equity Value”) in exchange for shares of Parent Common Stock of Red Cat issuable to the stockholders of Company upon consummation of the Merger with an aggregate value equal to the Equity Value as of the Closing of the Merger and to simultaneously amend and restate the RLSA as set forth in this Agreement for a fixed loan amount such that Company shall be obligated to Lender (after deducting the Equity Value) for a fixed principal amount equal to $1,670,294.29 (the “Principal Amount”), on the terms and subject to the conditions set forth herein; and

WHEREAS, in connection with the Closing of the Merger and upon the effective time thereof, Red Cat will execute a joinder to this Agreement in the form attached hereto as Exhibit A, at which time, Red Cat will be considered a “Guarantor” (and together with Company, the “Company Entities”) including with respect to Section 2.5 hereof.

AGREEMENT

The parties hereby agree as follows:

ARTICLE 1
DEFINITIONS AND ACCOUNTING PRINCIPLES

1.1 Definitions. Capitalized words and phrases used in this Agreement but not otherwise defined herein have the definitions given in Article 11.

1.2 Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, will be determined or made, as the case may be, in accordance with United States generally accepted accounting principles (“GAAP”), to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement.

ARTICLE 2
CONVERSION, LOAN, INTEREST, AND PAYMENTS

2.1 Loan. Upon the terms and subject to the conditions of this Agreement:

(a)   Existing Debt. As of the date hereof, the remaining portion of the Obligations after deducting the Equity Value is deemed to be a term loan in an amount equal to the Principal Amount (the “Loan”).

(b)   Loan Previously Advanced. Company acknowledges that the Loan has previously been fully advanced by Lender, and that Lender has no obligations to make any advance to Company under this Agreement.

(c)   Not a Revolving Facility. Company acknowledges and agrees that the credit facility granted hereunder is a multiple advance facility, but is not a revolving facility, and Company may not borrow, repay and re-borrow the Principal Amount.

2.2 Interest. Interest on the Loan shall accrue from and after the date of Closing at a rate of 10.0% per annum (the “Interest”).

2.3 Promise to Pay. Company promises to pay to the order of Lender in lawful money of the United States of America, for application against the Restated Obligations (with all payments to be applied first to fees and expenses incurred by Lender payable by Company, if any, then to accrued interest, and finally to principal, which Lender shall enter in its records of payments made by Company):

(a)   Monthly Payments. Commencing on the Payment Commencement Date and continuing thereafter until maturity or earlier prepayment in full, Company shall pay to Lender, on the 15th day of each month (or the next business day if such date is not a business day) (each a “Payment Date”), by wire transfer or Automated Clearing House (ACH) transfer to the Lender Account described on Schedule 2.4(b)(1) an amount equal to $49,275.00. If any payment due pursuant to this Agreement is not paid when due, then Lender will promptly notify the Company will and Company will have the right to cure such payment in accordance with the provisions of Section 7.1 hereof, and if uncured, Company will be assessed, automatically and without notice from Lender, a service fee of $500 payable to Lender. All service fees for missed payments, unless cured as provided herein, are due on the day they arise. Successive service fees will be assessed and due on the 15th day of each month until Company has paid such past due amounts. All service fees will bear interest at the rate set forth in Section 12.7 from the date they arise.

(b)   Maturity. All unpaid amount of Restated Obligations will be immediately due in full on the Maturity Date and will be payable on demand any time thereafter.

(c)   Prepayment. Company may at its option prepay the unpaid amount of Principal and Interest on the Loan and terminate the Loan at any time (provided all other outstanding Restated Obligations of Company have been paid in full); provided that Company shall pay a prepayment premium to Lender equal to $300,705.71 less the aggregate Interest paid prior to such prepayment.

2.4 Security Interest. Company hereby assigns and grants to Lender, a continuing security interest in all of its right, title and interest in and to the Collateral. Upon indefeasible payment in full of the Restated Obligations, Lender shall promptly release such security interest. Company hereby authorizes Lender to take all such actions as are reasonably necessary to, in Lender’s sole discretion, perfect its security interest in the Collateral, including the filing of such financing statements and amendments and continuations thereof as may be useful in order to perfect such security interest and, if any Collateral is covered by a certificate of title, Company will from time to time upon request of Lender execute such documents as may be required to have such security interest properly noted on a certificate of title. In addition, Company authorizes Lender to file, from time to time, (and reaffirms its authorization of the filing of any financing statements filed prior to the date of this Agreement) such financing statements against the Collateral described as “all assets” or the like as Lender reasonably deems necessary or useful to perfect such security interest.

2.5 Guaranty and Security Interest. Each Guarantor, jointly and severally with each other Guarantor, hereby irrevocably, unconditionally and absolutely guarantees the punctual payment in full when due and the performance of the Restated Obligations, in accordance with the terms of this Agreement (with respect to each individual Guarantor, the “Guaranty”). Subject to the foregoing, each Guarantor hereby further agrees that if Company fails to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Restated Obligations, each Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any Restated Obligations, it will promptly pay the same in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of that extension or renewal. Each Guaranty is a continuing guaranty and shall apply to each Guarantor and all Restated Obligations whenever arising and regardless of any intermediate payment or discharge in part thereof. As security for the performance of each Guarantor’s Guaranty obligations, each Guarantor hereby assigns and grants to Lender a continuing security interest in all of its right, title and interest in and to the Collateral of such Guarantor (in each case, substituting the name of the applicable Guarantor for the “Company” on Schedule 11.1) subject to the same rights and obligations as set forth in Section 2.5.

2.6 Revival and Reinstatement of Indebtedness. If the payment of all or any part of the Restated Obligations by Company or the transfer to Lender of any Collateral or other property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights (a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of its counsel, then the amount of such Voidable Transfer or the amount of such Voidable Transfer that Lender is required or elects to repay or restore, including all reasonable costs, expenses and attorneys’ fees incurred by Lender in connection therewith, and the Restated Obligations shall automatically be revived, reinstated and restored by such amount and shall exist as though such Voidable Transfer had never been made.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company Entities. As a material inducement to Lender to enter into this Agreement, each Company Entity, jointly and severally, represents and warrants to Lender as follows:

(a)   Organization, Good Standing and Qualification. Each Company Entity is duly organized, validly existing and in good standing under the laws of the state of its organization. Each Company Entity is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Each Company Entity has all required corporate power and authority necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The Company has delivered or caused to be delivered or made available to Lender accurate and complete copies of the currently effective certificate of incorporation of the Company (the “Company Charter”) and bylaws of the Company (the “Company Bylaws”), and the certificate of incorporation and bylaws, or equivalent organizational or governing documents, of each other Company Entity. The Company is not in violation of the Company Charter or Company Bylaws, and no other Company Entity is in violation of their respective organizational or governing documents.

(b)   Reserved.

(c)   Authorization. All action necessary on the part of each Company Entity, its officers, directors, managers and members, for the authorization, execution and delivery of the Transaction Documents, the performance of all Restated Obligations of such Company Entity hereunder and thereunder has been taken or will be taken prior to the Closing. The Transaction Documents and all other agreements contemplated thereby to which a Company Entity is a party constitute valid and legally binding obligations of such Company Entity, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions may be limited by applicable laws.

(d)   Compliance with Other Instruments. No Company Entity is: (i) in violation of or default under any provision of its organizational documents, as amended, (ii) to its knowledge in violation of or default under, in any Material respect, any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or (iii) to its knowledge in violation of or default under, in any Material respect, any provision of any federal or state statute, rule or regulation applicable to such Company Entity. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation, or be in Material conflict with or constitute, with or without the passage of time and giving of notice, either a Material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of a Company Entity or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to a Company Entity, its business or operations or any of its assets or properties, other than the security interests arising under the Transaction Documents.

(e)   Reserved.

(f)    Tax Returns; Taxes. (i) Each Company Entity has timely filed all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents (“Returns”), required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) all such Returns are complete and accurate in all material respects; (iii) each Company Entity has timely and properly paid all Taxes required to be paid by it; and (iv) each Company Entity has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties and the payment thereof; (v) there are no liens for Taxes upon any assets of any Company Entity; (vi) no deficiency for any Taxes has been asserted, assessed or proposed in writing against any Company Entity that has not been resolved and paid in full or is not being contested in good faith; (vii) no waiver, extension or comparable consent given by any Company Entity regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending; and (viii) there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to any Company Entity by any taxing authority regarding any such Tax audit or other proceeding.

(g)   Compliance with Laws. Each Company Entity, the operation of its business and all premises controlled by such Company Entity is in Material compliance with all applicable laws and orders or directives of any governmental authorities having jurisdiction over such Company Entity, its properties or operations, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. No Company Entity has received any citation, directive, letter or other communication (whether oral or written) or any notice of any proceeding, claim, lawsuit or investigation, from any Person arising out of such Company Entity’s ownership or occupation of its premises or the conduct of its operations.

(h)   Disclosure. Each Company Entity has provided Lender with all the information available to it that Lender has requested for deciding whether to enter into this Agreement, including for purposes of the representations and warranties made herein, Lender acknowledges the information filed with the United States Securities and Exchange Commission EDGAR filing service by Red Cat at www.sec.gov (the “SEC Filings”). To each Company Entity’s knowledge, neither this Agreement (including all the exhibits attached hereto) nor any certificates delivered in connection herewith contains any untrue statement of a Material fact or omits to state a Material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

(i)    Title to Property and Assets. The property and assets owned by a Company Entity are owned solely by such Company Entity free and clear of all mortgages, liens, loans and encumbrances, other than the liens, loans and encumbrances pursuant to the Transaction Documents and as otherwise disclosed in the SEC Filings. With respect to a Company Entity’s leased property and assets, such Company Entity is in compliance with the applicable leases in all Material respects and, to such Company Entity’s knowledge, it holds valid leasehold rights in and to such leased property and assets. There are no financing statements reflecting the perfection of any security interest in favor of any creditor other than Lender covering all or any part of any Company Entity’s assets in existence or on file in any public office other than those representing the Permitted Liens.

(j)    Name and Location of Company. Each Company Entity has provided to Lender in writing its legal name, state of organization, entity type, and chief executive office address. Company maintains all of its books and records regarding its assets at its chief executive office. Each Company Entity has such business and financial experience as is necessary to enable it to protect its interests in connection with the transactions contemplated by this Agreement.

(k)   Collateral. Each Company Entity has full corporate power and authority to create a first-priority lien on the Collateral pursuant to this Agreement and no contractual obligation exists that would prohibit any Company Entity from pledging the Collateral pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal, or other restrictions on transfer relative to, or options exercisable with respect to, the Collateral. The Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and no Company Entity knows of any reasonable grounds for the institution of any such proceedings. The Collateral consisting of equipment and inventory is in good operating condition and repair, subject to ordinary wear and tear, and the Company Entity owning such Collateral has made all economically reasonable and necessary repairs thereto. The Collateral consisting of inventory is of good and marketable quality, free from defects, except for inventory for which adequate reserves have been made in accordance with GAAP.

(l)    Ordinary Course of Business. Each Company Entity intends to run its business in the ordinary course of business and will continue to use commercially reasonable efforts to preserve substantially intact the business organization and assets of the Company Entities and preserve the current relationships of the Company Entities with customers, suppliers and other persons with which any Company Entity has significant business relations.

ARTICLE 4
[Reserved.]

ARTICLE 5
AFFIRMATIVE COVENANTS

Unless otherwise agreed in writing by Lender, each Company Entity shall, so long as any of the Restated Obligations remain unsatisfied, comply with the covenants in this Article 5.

5.1 [Reserved.]

5.2 Maintenance of Corporate Existence and Properties.

(a)   Each Company Entity will at all times do or cause to be done all things necessary to maintain, preserve and renew its charter and its leases, privileges, franchises, qualifications and rights that are necessary in the ordinary conduct of its business, and conduct its business as presently conducted in an orderly and efficient manner in accordance with good business practices;

(b)   Each Company Entity will provide or cause to be provided for itself insurance against loss or damage of the kinds customarily insured against by businesses similarly situated and located, with reputable insurers, in such amounts, with such deductibles and by such methods as are adequate in the judgment of such Company Entity’s Governing Body, and in any event in amounts not less than amounts generally maintained by other companies of similar size engaged in similar businesses;

(c)   Each Company Entity will keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles; and

(d)   Each Company Entity will comply in all Material respects with all applicable laws, statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except such as are being contested in good faith.

5.3 Payment of Indebtedness, Taxes and Claims. Each Company Entity will pay (a) the Restated Obligations in accordance with the terms hereof; (b) file all tax returns and reports which are required by law to be filed by it; (c) pay before they become delinquent, all Taxes, assessments and governmental charges and levies imposed upon it or its property except such as are being contested in good faith; and (d) pay all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehousemen, landlords and other like persons) which, if unpaid, might result in the creation of a lien upon its property other than a Permitted Lien.

5.4 Litigation and Other Notices. Company shall furnish to Lender written notice of the following promptly after any officer (or similar) of any Company Entity becomes aware of the same:

(a)   any Event of Default or the occurrence of any event or condition that would likely result in an Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto; provided, however, that Company shall provide written notice to Lender not later than 48 hours prior to the occurrence of an Event of Default described in Section 7.3 of this Agreement;

(b)   the filing or commencement of, any action, suit or proceeding, whether at law or in equity or by or before any governmental authority, against any Company Entity which has had or would likely have a Material Adverse Effect;

(c)   any development, event or condition affecting or relating to any Company Entity that has had, or would likely have, a Material Adverse Effect; provided, however, notice for events which occur on a frequent basis may be aggregated into one monthly or quarterly notice as agreed upon in writing by Lender; and

(d)   the issuance by any governmental authority of any injunction, order or decision, or the entry by any Company Entity into an agreement with any governmental agency, Materially restricting the business of any Company Entity or concerning any Material business practice of any Company Entity; provided, however, notices regarding regulatory changes will be provided only quarterly.

5.5 Inspection. Each Company Entity shall permit Lender, at Lender’s expense, to visit and inspect such Company Entity’s properties; examine its books of account and records; and discuss such Company Entity’s affairs, finances, and accounts with its officers during normal business hours of such Company Entity as may be reasonably requested by Lender; provided, however, that such Company Entity shall not be obligated pursuant to this Section 5.5 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to Company) or the disclosure of which would or could reasonably be expected to adversely affect the attorney-client privilege between Company and its counsel.

5.6 Subsidiaries. Company shall cause all of the Company Entities to comply with the provisions of Article 5. Company shall deliver prior written notice to Lender of the formation or acquisition of any Subsidiary. All such Subsidiaries of Company shall execute and deliver to Lender such joinders, pledge agreements and other documents as Lender reasonably requests.

5.7 Further Assurances.

(a)   Each Company Entity will at any time or times promptly execute such instruments and perform such acts as Lender may reasonably request to establish and maintain an attached and perfected security interest in the Collateral and will pay all costs of filing and recording.

(b)   Company will reimburse Lender for all reasonable costs, fees and expenses (including reasonable attorneys’ fees) for the perfection and the continuation of the perfection of Lender’s security interest in the Collateral and the cost of any terminations, extensions, renewals, amendments and releases thereof, and shall promptly pay all reasonable costs, fees and expenses of any record searches for financing statements Lender may reasonably require.

5.8 Records Regarding Collateral. Each Company Entity shall maintain all records, instruments or other documentation evidencing or otherwise relating to the Collateral at Company’s chief executive office and will not (a) remove any part thereof, or (b) change such Company Entity’s name, state of organization, or location of its chief executive office, without the prior written notification to Lender no less than 10 days prior to the effective date of such change.

5.9 Compliance. Each Company Entity shall comply with the requirements of all applicable state and federal laws, and of all rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

5.10         Expenses Related to Non-Compliance with Covenants. If after five days’ notice from Lender, any Company Entity fails to comply with any one or more of the covenants provided for in this Agreement, Lender may, but has no obligation to, take such reasonable actions as Lender, in its sole discretion, deems appropriate to ensure such Company Entity remains in or returns to compliance with this Agreement and to protect Lender’s interest under this Agreement, including without limitation, paying premiums, Taxes, Indebtedness that is not Permitted Indebtedness and/or judgments. Company shall thereafter promptly reimburse Lender for all reasonable costs, fees and expenses incurred by Lender in connection therewith together with interest at the rate set forth in Section 12.7 from the date of disbursement.

ARTICLE 6
[Reserved.]

ARTICLE 7
EVENTS OF DEFAULT

The term “Event of Default” means the occurrence of any one or more of the following events:

7.1 Payment of Restated Obligations. The failure or refusal of Company to pay any portion of the Restated Obligations on the due date in accordance with the terms of the Transaction Documents (each, a “Payment Event of Default”); provided that, subject to Section 12.7 hereof, Company will have 15 days following the due date thereof to cure any such Payment Event of Default.

7.2 Other Covenants. The failure or refusal of any Company Entity to punctually and properly perform, observe and comply with any Material affirmative covenant, agreement or condition contained in any of the Transaction Documents and such failure continues for a period of 30 days after the earliest of: (a) the date Company gives notice of such failure to Lender; (b) the date Company should have given notice of such failure to Lender pursuant to this Agreement; and (c) the date Lender gives notice of such failure to Company; provided there will be no cure period for the Events of Default provided in Section 7.3.

7.3 Bankruptcy; Insolvency.

(a)   any Company Entity commences a voluntary case under Title 11 of the United States Code as now or hereafter in effect, or any successor thereto;

(b)   an involuntary case under Title 11 of the United States Code is commenced against any Company Entity and the petition is not dismissed within 60 days after commencement of the case;

(c)   a custodian is appointed for, or takes charge of, all or any substantial part of the property of any Company Entity;

(d)   any Company Entity commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Company Entity;

(e)   any Company Entity shall fail to pay, or shall state that it is unable to pay, or is unable to pay, its debts generally as they become due; or

(f)    the Company Entities (taken as a whole) shall cease or substantially change or reduce their operations.

7.4 Judgments. A final non-appealable judgment for the payment of money in excess of $100,000 is rendered against a Company Entity, and such judgment remains unpaid or undischarged for more than 30 days from the date of entry thereof or such longer period during which execution of such judgment is stayed during an appeal from such judgment.

7.5 False Statement. Any representation or warranty made by or on behalf of a Company Entity in this Agreement or any other Transaction Documents or in any certificate, statement, report or document herewith or hereafter furnished to Lender pursuant to this Agreement or any other Transaction Documents shall prove to have been false or misleading in any Material respect on the date as of which the facts set forth are stated or certified, if the facts are not remedied to reflect the representation or warranty made within 30 days of any officer of a Company Entity becoming aware of such false or misleading representation or warranty.

7.6 Cross Default. (a) The maturity of any Indebtedness of any Company Entity (other than Indebtedness under this Agreement) owed to Lender that is not paid when due, after giving effect to any grace or cure period, or (b) the maturity of any Indebtedness of any Company Entity in an aggregate amount equal to or greater than $100,000 owed to others is accelerated for payment prior to the original maturity date thereof as a result of any default thereunder, or (c) any Company Entity fails to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand when demanded, after giving effect to any grace or cure period.

7.7 Material Adverse Effect. Any other event that Lender deems to have had a Material Adverse Effect on a Company Entity.

ARTICLE 8
RIGHTS AND REMEDIES

8.1 General Remedies. If any Event of Default specified in Section 7.3 shall occur, all Restated Obligations of the Company Entities to Lender hereunder and under the other Transaction Documents shall automatically become immediately due and payable without notice. Upon the occurrence of any Event of Default, Lender may, without notice of any kind (including, without limitation, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived by Company) do any one or more of the following:

(a)   declare the Restated Obligations, or any part thereof, immediately due and payable;

(b)   exercise any and all other legal or equitable rights afforded by the Transaction Documents and the laws of the Applicable Jurisdiction or any other jurisdiction as Lender shall deem appropriate; and

(c)   take any action permitted by this Agreement or by applicable law, including the Uniform Commercial Code then in effect in the Applicable Jurisdiction, to satisfy the Restated Obligations of the Company Entities owed to Lender, including, but not limited to, Lender may in its sole discretion sell the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Restated Obligations. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, with notice, be made at the time and place to which it was so adjourned. Lender may abandon any such proposed sale. Each Company Entity acknowledges that any private sales of Collateral effected by Lender may result in terms less favorable to a seller than public sales but each Company Entity agrees that such private sales shall nevertheless be deemed commercially reasonable. The Company Entities shall pay all costs, fees and expenses incurred by Lender, including reasonable attorney’s fees and court costs, in connection with any such sale.

8.2 Notice of Sale. If any notification of intended disposition of any of the Collateral is required by law, such notification will be deemed reasonably and properly given if provided in accordance with Section 12.6 at least 10 days before such disposition, postage prepaid, addressed to Company at the address set forth in the introduction to this Agreement. Such disposition shall be established by affidavit of a representative of Lender, receipts or other reasonable method.

8.3 Remedies Cumulative; No Waiver. The rights and remedies of Lender hereunder are cumulative and nonexclusive and the exercise of any one or more of the remedies provided for herein or under applicable law shall not be construed as a waiver of any of the other remedies of Lender so long as any part of the Restated Obligations remain unsatisfied. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8.4 Application of Proceeds. Any payments or proceeds received by Lender from the Collateral shall be applied to the payment of costs, fees and expenses incurred by Lender in connection with performing, managing, maintaining or selling the Collateral, including reasonable attorneys’ fees and expenses, and the balance, if any, shall be applied by Lender to payment of the Restated Obligations, in order of application as Lender shall reasonably determine.

8.5 Notice to Account Debtors. Upon the occurrence and during the continuance of (i) any Event of Default under Section 7.3, or (ii) upon any other Event of Default, provided Lender has declared all Restated Obligations immediately due and payable, Lender may notify any or all account debtors of the existence of Lender’s security interest in the Collateral and require such account debtors to pay or remit all sums due or to become due directly to Lender or its nominee.

8.6 Performance by Lender. If any Company Entity does not perform any covenant, duty or agreement in accordance with the terms of the Transaction Documents, Lender may, at its option, perform or attempt to perform, such covenant, duty or agreement on behalf of such Company Entity. In such event, any amount expended by Lender in such performance or attempted performance will be payable by Company to Lender on demand, will become part of the Restated Obligations and will bear interest at the rate set forth in Section 12.7 from the date of such expenditure by Lender until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume and will never have, except by express written consent of Lender, any liability or responsibility for the performance of any covenant, duty or agreement of any Company Entity. Lender will have (and is hereby granted in such event) a royalty-free license to use intellectual property rights of each Company Entity to complete production of, advertisement for, and disposition of any Collateral and Lender will have a license to enter into, occupy, and use each Company Entity’s premises and the Collateral without charge to exercise any of Lender’s rights or remedies under this Agreement or under any other Transaction Document.

8.7 Delegation of Duties and Rights. Lender may perform any of its duties or exercise any of its rights under the Transaction Documents by or through its officers, members of its Governing Body, employees, attorneys, agents or other representatives.

8.8 Expenditures by Lender. Each Company Entity shall indemnify Lender for all court costs, reasonable attorneys’ fees, other costs of collection and other sums spent by Lender pursuant to the exercise of any right (including, without limitation, any effort to collect amounts due or otherwise enforce this Agreement) provided herein. All such amounts will be payable to Lender on demand and will bear interest at the rate set forth in Section 12.7 from the date spent until the date repaid.

8.9 Lender’s Authority. Lender has the authority, but is not obligated to:

(a)   place on any chattel paper received as proceeds a notation or legend showing Lender’s security interest;

(b)   demand, collect, receive and receipt for, compound, compromise, settle and give acquittance for, and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral in the name of the Company Entities;

(c)   upon prior written notice to Company, take any action which Lender may deem necessary or desirable in order to realize on the Collateral, including, without limitation, performance of any contract and endorsement in the name of any Company Entity of any checks, drafts, notes or other instruments or documents received in payment of or on account of the Collateral; and

(d)   place upon each Company Entity’s books and records relating to the Collateral covered by the security interest granted hereby a notation or legend stating that such are subject to a security interest held by Lender.

8.10         Notification to Company. Lender may, but is under no obligation, to use reasonable efforts to notify Company of any of the foregoing actions by Lender in this Article 8; provided, however, the parties hereto expressly agree that the failure of Lender to provide notice shall not in any way affect or impair any action taken by Lender, it being understood that any absolute obligation of notice is hereby waived by Company and each other Company Entity.

ARTICLE 9
[Reserved.]

ARTICLE 10
INDEMNIFICATION

10.1         Indemnification. Each Company Entity, jointly and severally, agrees to indemnify and hold harmless Lender and its successors and assigns, together with any of its officers, members of its Governing Body, shareholders, partners, members, and/or managers (such persons, the “Indemnified Parties”), from and against all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a “Loss” and all such items being herein collectively called “Losses”) which are caused by or arise out of, or (in the case of claims asserted against any Indemnified Parties by a third party) alleged to result from, arise out of or have been incurred with respect to, (a) any breach or default in the performance by any Company Entity of any covenant or agreement of any Company Entity contained in this Agreement, (b) any breach of warranty or inaccurate or erroneous representation made by any Company Entity herein or in any certificate or other instrument delivered by or on behalf of any Company Entity pursuant hereto, and (c) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including costs and attorneys’ fees) arising out of the foregoing except when such actions, suits, proceedings, claims, demands, judgments, costs and expenses arise as a result of the grossly negligent or intentional actions or omissions of Lender.

10.2         Survival. The indemnification provided in this Article 10 shall only apply, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the date of payment in full of the Restated Obligations.

ARTICLE 11
DEFINITIONS

“Applicable Jurisdiction” means the State of Utah.

“Certificate of Perfection” means a Certificate of Perfection in the form provided by Lender to Company.

“Change of Control” means either (a) a merger or consolidation of Company with or into another entity, or other transaction, following which the stockholders of Company immediately prior to such transaction hold securities representing less than a majority of the voting power of the surviving entity or parent of the surviving entity immediately following such transaction, or (b) the sale, lease, license or other disposition of all or substantially all of Company’s assets. Notwithstanding the prior sentence, the sale of Company’s equity securities in a bona fide equity financing transaction shall not be deemed a “Change of Control.”

“Collateral” means those assets listed on Schedule 11.1 of each Company Entity.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, and other obligations to pay, (b) obligations evidenced by notes, bonds, debentures or similar instruments and (c) capital lease obligations. For the avoidance of doubt, “Indebtedness” includes, without limiting the foregoing, merchant cash advances, factoring obligations, pre-sale of future accounts receivable and/or purchase orders, credit card advances, and any off-balance sheet arrangements.

“Lender Account” means the account with Silicon Valley Bank held in Lender’s name with the account details as set forth in Schedule 2.3(b)(1).

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Material” means material in relation to the properties, business, prospects, operations, earnings, assets, liabilities and/or condition (financial or otherwise) of the Company Entities taken as a whole, whether or not in the ordinary course of business.

“Material Adverse Effect” means a Material adverse effect on the properties, business, prospects, operations, earnings, assets, liabilities and/or the condition (financial or otherwise) of the Company Entities taken as a whole, whether or not in the ordinary course of business.

“Maturity Date” means the earliest of: (a) December 31, 2024, (b) immediately prior to a Change of Control, and (c) acceleration of the Restated Obligations as provided in Article 8.

“Payment Commencement Date” means September 15, 2021.

“Permitted Indebtedness” means those liabilities and Indebtedness listed on Schedule 11.2 attached hereto.

“Permitted Liens” means liens listed on Schedule 11.3 attached hereto.

“Person” means any individual, entity or association.

“promptly” means within 10 calendar days following the applicable event.

“Restated Obligations” means the payment when due of the Principal Amount, Interest, and all other amounts due under this Agreement when due, whether at maturity, by acceleration, prepayment or otherwise, together with all other costs, fees, expenses, indemnities and reimbursements, as well as all other obligations of Company now or hereafter existing under this Agreement

“Subsidiary” means, with respect to any Person, any other Person (a) of which a majority of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned, directly or indirectly, by such Person or (b) with respect to which such Person or its Subsidiaries is a general partner or managing member.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, workers’ compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

“Transaction Documents” means this Agreement and all exhibits and schedules to this Agreement, as well as all other agreements executed or delivered by any Company Entity, any guarantor or party granting security interests or providing credit enhancements in connection with this Agreement or any Collateral for the Restated Obligations.

ARTICLE 12
MISCELLANEOUS

12.1         Survival of Representations and Warranties. The warranties, representations and covenants of each Company Entity and Lender and the indemnification obligations of each party contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Lender or any Company Entity.

12.2         Successors and Assigns. No Company Entity may assign its rights or delegate its Restated Obligations under this Agreement without Lender’s prior written consent, except in connection with a Change of Control. Lender may not assign its rights under this Agreement or any Transaction Document without Red Cat’s prior written consent. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties’ respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.3         Governing Law. This Agreement is governed by and construed under the substantive laws of the Applicable Jurisdiction without regard to the conflicts of law provisions thereof. The state and federal courts in the Applicable Jurisdiction have exclusive jurisdiction of any and all actions or suits commenced by Lender or any Company Entity arising under or with respect to this Agreement.

12.4         Jurisdiction and Venue. Each of Lender and each Company Entity irrevocably consents to the exclusive jurisdiction and venue of any court within the Applicable Jurisdiction, in connection with any matter based upon or arising out of this Agreement, the Transaction Documents or the matters contemplated herein or therein, and agrees that process may be served upon them in any manner authorized by the laws of the Applicable Jurisdiction for such persons.

12.5         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.6         Notices. All notices required or permitted hereunder shall be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the first page of this Agreement or at such other address as such party may designate by ten days’ advance written notice to the other parties hereto.

12.7         Fees and Expenses. Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Company shall, at the Closing, pay the fees and expenses of Lender (including reasonable fees and expenses of counsel for Lender). Lender will submit an invoice to Company no less frequently than annually for out-of-pocket costs, fees and expenses incurred by Lender in the administration of the transactions contemplated by this Agreement which are provided for in this Agreement. Following Closing, Company shall promptly reimburse Lender for all reasonable, documented out-of-pocket costs, fees and expenses (including accounting, appraisal, consulting, and reasonable attorneys’ fees) incurred by Lender in connection with (a) the administration of the transactions contemplated by this Agreement, (b) any breach or default by Company under the Transaction Documents, and (c) any request by Company to modify or waive the Transaction Documents and otherwise change or affect the rights of Lender or Restated Obligations of Company pursuant to the Transaction Documents. All fees and expenses assessed or incurred by Lender under this Agreement will accrue interest at a rate of 18% per annum if unpaid from the date 30 days after such fees and expenses are invoiced by Lender and billed in writing to Company.

12.8         Amendments and Waivers. No failure on the part of Lender to exercise and no delay in exercising any power or right hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to Lender hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on any Company Entity not required hereunder shall in any event entitle any Company Entity to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of any provision of this Agreement or any other Transaction Document or consent to any departure by a Company Entity therefrom will be effective unless the same is in writing and signed by Lender and each Company Entity.

12.9         Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

12.10      Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and supersede any prior agreements or understandings (whether written or oral) regarding the subject matter hereof, including the RLSA.

12.11      Representation of Lender. Lender is an accredited investor as defined in Rule 501(a) of Regulation D and has such business and financial experience as necessary to enable it to protect its interests in connection with the transactions contemplated by this Agreement. Lender has had the opportunity to ask questions and to receive answers and to obtain the information concerning the Company Entities and the transactions contemplated by this Agreement that it has deemed material and necessary to evaluate the merits and risks of the transactions contemplated by this Agreement.

12.12      Termination. This Agreement shall terminate upon indefeasible satisfaction of the Restated Obligations; provided, however, Sections 5.2, 5.3, 5.5, and 5.6, shall terminate upon payment to Lender in full of all of the Company’s Restated Obligations.

12.13      Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf), DocuSign or other electronic transmission is equally as effective as delivery of a manually executed counterpart of this Agreement.

12.14      Costs of Enforcement. Company agrees to pay all costs, fees and expenses of enforcement, collection, or preservation of collateral (including reasonable attorneys’ fees) that Lender incurs in connection with any default or Event of Default hereunder (whether before or after any cure). Additionally, Company agrees to pay all costs, fees and expenses (including reasonable attorneys’ fees) that Lender incurs, before or after any default or Event of Default as a result of any litigation or other action in which Lender becomes involved as a party, witness or otherwise as a result of making the Loan evidenced by this Agreement.

12.15      Waiver of Jury Trial. Each Company Entity hereby knowingly, voluntarily and intentionally WAIVES THE RIGHT TO TRIAL BY JURY in respect of any litigation based herein, arising out of, under or in connection with this Agreement or any other Transaction Document or any course of conduct, course of dealings, statements (whether verbal or written) or acts of either party, or any exercise by any party of their respective rights under this Agreement or any other Transaction Document. Each Company Entity hereby acknowledges that this waiver of jury trial is a material inducement to Lender in extending credit to Company, that Lender would not have extended credit without this waiver of jury trial, and that each Company Entity has had an opportunity to consult with an attorney in connection with this waiver of jury trial and understands the legal effect of this waiver.

12.16      Waiver of Notices and Hearing. Each Company Entity by entering into this Agreement and negotiating the terms hereof, voluntarily, intelligently and knowingly waives any rights it may have to demand any notices other than those provided for herein and any right to a hearing as a condition precedent to Lender’s exercise of its rights to foreclose on any Collateral. All makers, endorsers, sureties, guarantors and other accommodation parties hereby waive presentment for payment, protest and notice of nonpayment and consent, without affecting their liability hereunder, to any and all extensions, renewals, substitutions and alterations of any of the terms of this Agreement and to the release of or failure by Lender to exercise any rights against any party liable for or any property securing payment thereof.

12.17      Confidentiality. No Company or any of their respective officers, members of its Governing Body, employees, agents, or equity holders shall disclose this Agreement, the terms hereof or any related transactions or agreements to any third party other than Company’s accountants and attorneys, without the prior written approval of Lender. Nothing will prevent Lender from disclosing this Agreement or the terms hereof for marketing purposes, press releases or other transactional announcements or updates provided to investor or trade publications, including the placement of “tombstone” advertisements in financial and other newspapers and journals. Nothing contained in this Agreement shall preclude disclosures necessary to comply with accounting standards and applicable securities and other laws and regulations including disclosures made in order to comply with the regulations of the Securities and Exchange Commission (“SEC”) or with the regulations of any applicable securities exchange (including the regulations of the OTC Bulletin Board and the NASDAQ Capital Market); provided, however, that any such disclosure shall include only such information as the receiving party is required, in the opinion of such receiving party’s counsel, by law or other disclosure obligations to disclose.

12.18      Time. Time is of the essence for the performance of each and every covenant of each Company Entity under this Agreement.

The signature page follows.

The parties have executed this Agreement as of the Effective Date.

COMPANY:

TEAL DRONES, INC.

By: _________________________________
George Matus, Chief Executive Officer

LENDER:

DECATHLON ALPHA IV, L.P.

By: Decathlon Alpha GP IV, LLC
Its: General Partner

By: _________________________________
Wayne Cantwell, Managing Director

EXHIBIT A
FORM OF JOINDER

JOINDER TO
REVENUE LOAN AND SECURITY AGREEMENT

Reference is made to that certain Amended and Restated Loan Agreement dated as of August 31, 2021 (the “Agreement”), by and between Teal Drones, Inc., a Delaware corporation and Decathlon Alpha IV, L.P., a Delaware limited partnership (“Lender”). Capitalized terms used but not defined herein have the meanings given to them in the Agreement, as amended.

This joinder agreement (this “Joinder”), dated as of August 31, 2021, is delivered by Red Cat Holdings, Inc., a Nevada corporation (“Red Cat” or “Guarantor”).

By executing and by delivering this Joinder, as provided in Section 5.8 of the Agreement, each Guarantor hereby becomes a party to the Agreement, as amended from time to time, in the same manner and with the same force and effect as if such Guarantor were an original signatory to the Agreement as a party thereto for the following purposes: (i) such Guarantor shall be deemed to be a “Company Entity” for all purposes under the Agreement, (ii) such Guarantor shall be deemed to have granted a security interest to Lender as contemplated under Section 2.4 of the Agreement in all of such Guarantor’s Collateral described in Schedule 11.1 of the Agreement, and Lender will be permitted to take such actions and make such filings as are contemplated in Section 2.4 of the Agreement with respect to such Guarantor for the such Guarantor’s Collateral; and (iii) such Guarantor acknowledges and agrees that it is subject to and shall comply with all covenants and agreements applicable to a Company Entity as set forth in the Agreement. such Guarantor hereby further agrees to deliver such other documents that Lender may reasonably request pursuant to the Agreement.

Each Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3.1 of the Agreement applicable to a Company Entity is true and correct in all material respects on and as of the date hereof as if made on and as of such date.

Signature page follows

GUARANTOR:

Red cat holdings, inc.

By: _________________________________
Jeffrey Thompson, CEO

Acknowledged and agreed:

COMPANY:

TEAL DRONES, INC.

By: _________________________________
George Matus, Chief Executive Officer

LENDER:

DECATHLON ALPHA IV, L.P.

By: Decathlon Alpha GP IV, LLC
Its: General Partner

By: _________________________________
Wayne Cantwell, Managing Director

SCHEDULE 2.3(b)(1)
LENDER’S ACCOUNT DETAILS

Beneficiary: Decathlon Alpha IV, L.P.
1441 West Ute Boulevard, Suite 240
Park City, UT 84098

Account No: 3302474246
Routing No: 121140399
SWIFT No: SVBKUS6S

Bank: Silicon Valley Bank
3000 Tasman Drive
Santa Clara, CA 95054

SCHEDULE 11.1
COLLATERAL

All present and hereafter acquired property of Company wherever located and however described and whether or not constituting a fixture (including, without limitation, any and all present and future property), together, in each case, with all proceeds thereof, including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables and credit card receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, money, patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, trade names, other names, software, and all general intangibles (including all payment intangibles); together with all goodwill related to the foregoing property and all rights, liens, security interests and other interests which Company may at any time have by law or agreement against any account debtor, issuer or obligor obligated to make any such payment or against any of the property of such account debtor, issuer, or obligor, and all other supporting obligations relating to the foregoing, whether now existing or hereafter arising, whether now owned or hereafter acquired; and all products and proceeds of the foregoing property, including without limitation all accounts, instruments, chattel paper, investment property, letter-of-credit rights, letters-of-credit, other rights to payment, documents, deposit accounts, money, insurance proceeds and general intangibles related to the foregoing property, and all refunds of insurance premiums due or to become due under all insurance policies covering the foregoing property, all whether now owned or hereafter acquired, and wherever located, together with proceeds of all of the foregoing.

[ALL REGISTERED INTELLECTUAL PROPERTY SHOULD BE SPECIFICALLY IDENTIFIED BELOW. FAILURE TO SO LIST REGISTERED INTELLECTUAL PROPERTY DOES NOT EXCLUDE IT FROM COLLATERAL.]

SCHEDULE 11.2
PERMITTED INDEBTEDNESS

“Permitted Indebtedness” means: (i) Indebtedness arising under this Agreement or any other Transaction Document; (ii) Indebtedness existing on the Closing Date; (iii) Indebtedness incurred in the ordinary course of business, including suppliers, lenders, investors, debtholders, consultants and advisors, employees and board members, corporate credit cards and other similar amounts; (iv) Capital Lease Obligations for equipment to be used in the ordinary course of business; and (v) extension, refinancing and renewal of any items of Indebtedness.

SCHEDULE 11.3
PERMITTED LIENS

“Permitted Liens” are:

(a)   Liens existing on the Effective Date and shown on the Perfection Certificates or arising under this Agreement and the other Transaction Documents or for Permitted Indebtedness;

(b)   Liens for Taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which the applicable Company Entity maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended , and the Treasury Regulations adopted thereunder;

(c)   statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided they have no priority over any of Lender’s Lien and the aggregate amount of such Liens does not exceed $10,000 at any one time;

(d)   leases or subleases of real property granted in the ordinary course of business, if the leases, subleases, licenses and sublicenses do not prohibit granting Lender a security interest; and

(e)   banker’s liens, rights of setoff and Liens in favor of financial institutions incurred made in the ordinary course of business arising in connection with a Company Entity’s deposit accounts or securities accounts held at such institutions to secure solely payment of fees and similar costs and expenses;

(f)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(g)   Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

(h)   easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

(i)    non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business; and

(j)    non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business in connection with joint ventures and corporate collaborations.